CAPACITY INVESTMENT AGREEMENT between APTAR FRANCE SAS APTARGROUP, INC. and OPIANT PHARMACEUTICALS, INC. ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

THIS capacity investment agreement (the “Agreement”) is dated 7th of June 2022 (the "Effective Date") and made between: APTAR FRANCE SAS a company organized under the laws of France, having its registered office at Le Prieure 27110 Le Neubourg, France (hereinafter referred to as “APTAR FRANCE”); APTARGROUP, INC., a corporation incorporated under the laws of the state of Delaware (USA), with a United States Federal EIN of [***], and maintaining its principal place of business at 265 Exchange Dr, Suite 100, Crystal Lake, IL 60014, USA (hereinafter referred to as “APTAR CONGERS”, and APTAR FRANCE and APTAR CONGERS collectively referred to as “APTAR PHARMA”); and OPIANT PHARMACEUTICALS, INC., a corporation organized under the laws of the state of Delaware (USA), having its principal place of business at 233 Wilshire Blvd., Suite 400, Santa Monica, CA 90401, (hereinafter called “OPIANT” and OPIANT and APTAR PHARMA are each referred to individually as a “Party” and collectively as the “Parties”). RECITALS (1) WHEREAS, APTAR FRANCE has developed a unitdose nasal device (the “Product”) for the dispensing of a Nalmefene nasal formulation. (2) WHEREAS, APTAR FRANCE shall increase its manufacturing capacity for the Product which shall be financed in part by OPIANT in order to obtain a right of reservation of a maximum annual production capacity of the Product. (3) NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows: 1. 1.1 1.2 1.3 1.4 SCOPE AND TERM This Agreement shall commence on the Effective Date and shall remain in full force and effect for ten (10) years from the Effective Date (the “Term”). The following Sections of this Agreement shall survive expiration of this Agreement and remain in effect: Sections 2, 5 and 6. OPIANT commits to issue a purchase order of a non-refundable two millions Euros (2 000 000€) (the “Contribution”). In consideration of the Contribution APTAR PHARMA guarantees that it has equipment installed and maintained for the future production of Products guaranteeing to OPIANT a maximum manufacturing capacity of [***] units of the Product per year. The Contribution is payable by OPIANT to APTAR FRANCE in parts:[***] after the issuance of the purchase order by OPIANT, [***] after 6 months from issuance of the purchase order and the remaining [***] payable by OPIANT after 18 months from issuance of the purchase order. The payments shall be done within 30 (thirty) calendar days after the invoice date. Upon the full payment of the Contribution, APTAR PHARMA shall reserve to OPIANT a maximum annual capacity of [***] units of the Product per year for the Term, with a guaranteed supply of [***]units of the Product per year. Such maximum annual capacity ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

1.5 1.6 and supply shall be equally divided by four (4) calendar quarters of maximum capacity of [***] units of the Product each (the “Maximum Quarter Capacity”). In no event shall APTAR PHARMA be obliged to supply any Product not ordered during a previous quarter even when the maximum annual capacity is not reached, and OPIANT shall not be obligated to purchase any minimum quantities of the Product under this Agreement. Nevertheless, APTAR PHARMA shall use reasonable commercial efforts to supply OPIANT any quantities of the Product ordered exceeding the Maximum Quarter Capacity. Products will be ordered three (3) months in advance based on forecast provided by OPIANT (in accordance with the forecasting provisions of such supply or similar agreement with respect to the Product as may be in effect between the Parties from time to time), from APTAR FRANCE, and supplied by APTAR PHARMA’s sites. Any impacting modification made to an order by OPIANT during the three (3) months’ notice period shall be reviewed by APTAR PHARMA which reserves the right, depending on the timeline, to defer the modification, in all or in part, until the next quarter. In such case the order, in all or in part, shall fall under the next quarter’s Maximum Quarter Capacity. APTAR PHARMA shall be responsible for the safekeeping, maintenance and repair of the equipment used to manufacture the Product at its sole cost. All sums payable under this Agreement are exclusive of any sales, service, use, excise, value added tax, gross receipts, charges, fees, or duties or any other like direct or indirect taxes of any nature. Where applicable, value added tax or any other tax of any nature will be invoiced by APTAR FRANCE immediately in addition to any sum in respect of which they are calculated and shall be paid by OPIANT in full without deductions. When relevant, the parties agree to timely pay the amount of taxes levied or invoiced and also agree to use reasonable efforts to cooperate with each other and to provide each other with official tax certificates, other evidence of tax obligation together with proof of payments or any equivalent documentation required under applicable law. 2. INTELLECTUAL PROPERTY & USAGE 2.1 All intellectual property rights such as copyrights, rights to commercial exploitation, other industrial property rights or know-how existing prior to the date of this Agreement shall remain with the party holding such rights prior to this Agreement. 2.2 APTAR PHARMA shall exclusively own all right, title and interest in and to the Product and the equipment used to manufacture the Product, including without limitation any and all inventions, improvements or modifications thereof, where, for clarity, the term “Product” excludes any active pharmaceutical ingredient or pharmaceutical formulation incorporated by or on behalf of OPIANT into the Product and any method of using such active pharmaceutical ingredient or pharmaceutical formulation. 2.3 APTAR PHARMA shall be exclusively entitled to any and all rights arising from the construction and manufacture of the equipment used to manufacture the Product, its cavities or core pins, and moulds, including but not limited to copyrights, rights to commercial exploitation, industrial property rights and know-how. 3. INSURANCE & LIABILITY 3.1 APTAR PHARMA undertakes to keep the equipment used to manufacture the Product insured, or self-insured, against any loss or damage, for its net book value. 3.2 In no event shall APTAR PHARMA or OPIANT be liable to the other party for loss of profit or revenue and any and all special, consequential, incidental, indirect, or punitive losses or ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

damages in respect of this Agreement or actions in connection herewith, except in the case of gross negligence or willful misconduct. In no event shall either Party be liable for any damages, however designated, for failure to perform under this Agreement to the extent such failure to perform was the direct result of any act or omission to act by the other Party, or its employees, agents or representatives. APTAR PHARMA’s maximum liability arising under or in connection with this Agreement is limited to the amount of the Contribution paid by OPIANT to APTAR FRANCE, except in the case of gross negligence or willful misconduct. 4. LOCATION The equipment used to manufacture the Product shall remain at the premises of APTAR FRANCE or its Affiliates or validated third party contract manufacturer (the “Plant”) and shall not be moved thereafter without prior written notification to OPIANT. 5. MISCELLANEOUS 5.1 Neither Party shall disclose to any person the existence or substance of this Agreement, except as otherwise required by applicable law or regulation, and any information disclosed by a Party to the other Party in connection with this Agreement shall be deemed to be the Confidential Information of such disclosing Party under and as defined in that certain Master Services Agreement between OPIANT and APTAR FRANCE dated October 27, 2020 (as the same may be amended from time to time). 5.2 The purchase of Products from APTAR PHARMA shall be set forth in a separate supply agreement between the Parties to be discussed. If no terms are otherwise agreed between the Parties on the purchase of the Product, APTAR FRANCE’s General Terms & Conditions shall apply. 5.3 No variation of the Agreement is valid unless it is in writing and signed by or on behalf of each party to the Agreement. 5.4 Each Party’s address for the receipt of notices under this Agreement is the address first above mentioned. 5.5 Neither Party shall assign this Agreement nor any of its respective rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except to any Affiliate of the assigning Party or to the successor of the assigning Party in connection with the sale or transfer of all or substantially all of its business or assets related to this Agreement (whether by merger, stock purchase, asset purchase or otherwise), to the extent such successor is not a competitor of the other Party and its Affiliates. For the purpose of this Agreement the term “Affiliate” shall mean any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a Party, where “control” means the direct or indirect, legal or beneficial ownership of more than fifty percent (50%) of the outstanding voting rights in a company, or the right to otherwise direct the management and policies thereof. 5.6 If any particular provisions should be ineffective in whole or in part, this will not affect the effectiveness of the remaining provisions of this Agreement. The Parties hereunder undertake to replace such ineffective provision with an effective provision coming closest to the economic purpose of the ineffective one. 6. CHOICE OF LAW & DISPUTE RESOLUTION ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

This Agreement shall be governed and interpreted according to the substantive laws of the State of New York without reference to the choice of law principles of any jurisdiction. In the event of any dispute between the Parties arising under or relating to the Agreement, the Parties shall use their reasonable good faith efforts to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within ten (10) days after a Party provides written notice to the other Party of such Party’s intent to submit the dispute to arbitration pursuant hereto, such dispute shall be submitted by the Parties to arbitration in accordance with the then-current rules and procedures of the American Arbitration Association then in effect. Any resulting hearing shall be held in New York, New York, or at such other location as may be agreed upon by the Parties. The resolution of any dispute achieved through such arbitration shall be final and binding and enforceable by a court of competent jurisdiction. Each Party shall bear its own costs associated with the arbitration of any dispute, and all fees and other costs of the arbitration proceeding shall be shared equally between the Parties. Notwithstanding anything to the contrary in this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis, pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any dispute pursuant to this Section. 7. COUNTERPARTS This Agreement may be executed by the Parties in separate counterparts, all of which together shall constitute one instrument. Counterpart signature pages delivered via facsimile or e-mail in PDF or similar electronic format, and electronic signatures complying with the U.S. federal ESIGN Act of 2000 (e.g., DocuSign), shall have the same binding effect as original signatures. This Agreement has been entered into on the Effective Date by its duly authorised representatives: ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***

APTAR FRANCE SAS OPIANT PHARMACEUTICALS, INC. Date June 8, 2022 Date June 7, 2022 Name: Renaud Sermondade VP & General Manager EMEA Prescription Division Name: Dr. Roger Crystal Chief Executive Officer Signature /s/ Renaud Sermondade APTARGROUP, INC. Signature /s/ Dr. Roger Crystal Date June 7, 2022 Name: Alex Theodorakis President Aptar Pharma Prescription Signature /s/ Alex Theordorakis ***Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed***